Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

July 8, 2021

Board of Directors of Ecrid, Inc.:

We hereby consent to the inclusion in the Offering Circular filed under Form S-1 of our report dated July 30, 2020, with respect to the balance sheets of Ecrid, Inc. as of March 31, 2020, 2019 and 2018 and the related statements of operations, shareholders’ equity and cash flows for the fiscal year periods thus ended and the related notes to the financial statements.

Manchester, VT

July 8, 2021